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EXHIBIT 23.2      CONSENT OF IVAN BRAVERMAN, INDEPENDENT CERTIFIED PUBLIC
                  ACCOUNTANT

                            BRAVERMAN & COMPANY, P.C.
                               190 High Chaparral
                               Prescott, AZ 86303
                                  928-771-1122

January 21, 2005

Board of Directors
Armor Electric, Inc.
201 Lomas Santa Fe, Suite #420
Solana Beach, CA 92075

Dear Sirs and Madams:

         RE: LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT ON FORM S-8 FOR ARMOR ELECTRIC INC.

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The firm of Braverman & Company, P.C., Certified Public Accountants, hereby consents to the reference to our audit report dated September 29 2004 in the Prospectus and Registration Statement on Form S-8 relating to 3,000,000 shares of Common Stock, par value $0.001 per share, of Armor Electric Inc. being registered pursuant to the company's 2005 Non-Qualified Stock Compensation Plan. We also consent to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Yours truly,

/S/ Ivan Braverman
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Braverman & Company, P.C.